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                                                                   Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated February 20, 1998 relating to the consolidated financial statements of Pen Holdings, Inc. which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the three years ended December 31, 1997 listed under Item 21 of this Registration Statement when such schedule is read in conjunction with the consolidated financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts," "Summary Consolidated Condensed Historical Financial Data" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Summary Condensed Historical Financial Data" or "Selected Consolidated Financial Data."




PricewaterhouseCoopers LLP
Nashville, Tennessee
August 4, 1998